                                                                   EXHIBIT 4.17


                   ========================================




                     CAPITAL SECURITIES GUARANTEE AGREEMENT

                        GREAT WESTERN FINANCIAL TRUST II















                          Dated as of January __, 1997





                   ========================================

                               TABLE OF CONTENTS



Section                                                                                             Page
-------                                                                                             ----
                                                     ARTICLE I
                                          Definitions and Interpretation.............................  2
   Section 1.1.              Definitions and Interpretation..........................................  2

                                                    ARTICLE II
                                                Trust Indenture Act..................................  5
   Section 2.1.              Trust Indenture Act; Application........................................  5
   Section 2.2.              Lists of Holders of Trust Securities....................................  5
   Section 2.3.              Reports by the Capital Guarantee Trustee................................  6
   Section 2.4.              Periodic Reports to Capital Guarantee Trustee...........................  6
   Section 2.5.              Evidence of Compliance with Conditions Precedent........................  6
   Section 2.6.              Events of Default; Waiver...............................................  6
   Section 2.7.              Event of Default; Notice................................................  7
   Section 2.8.              Conflicting Interests...................................................  7

                                                    ARTICLE III
                                            Power, Duties and Rights of
                                             Capital Guarantee Trustee...............................  7
   Section 3.1.              Powers and Duties of the Capital Guarantee Trustee......................  7
   Section 3.2.              Certain Rights of Capital Guarantee Trustee.............................  9
   Section 3.3.              Not Responsible for Recitals or Issuance of Guarantee................... 12

                                                    ARTICLE IV
                                             Capital Guarantee Trustee............................... 12
   Section 4.1.              Capital Guarantee Trustee; Eligibility.................................. 12
   Section 4.2.              Appointment Removal and Resignation of Capital Guarantee Trustees....... 13

                                                     ARTICLE V
                                                     Guarantee....................................... 13
   Section 5.1.              Guarantee............................................................... 13
   Section 5.2.              Subordination........................................................... 14
   Section 5.3.              Waiver of Notice and Demand............................................. 14
   Section 5.4.              Obligations Not Affected................................................ 14
   Section 5.5.              Rights of Holders....................................................... 15
   Section 5.6.              Guarantee of Payment.................................................... 15
   Section 5.7.              Subrogation............................................................. 15
   Section 5.8.              Independent Obligations................................................. 16

                                                    ARTICLE VI
                                     Limitation of Transactions; Subordination....................... 16
   Section 6.1.              Limitation of Transactions.............................................. 16

   Section 6.2.              Ranking................................................................. 16

                                                    ARTICLE VII
                                                    Termination...................................... 17
   Section 7.1.              Termination............................................................. 17

                                                   ARTICLE VIII
                                                  Indemnification.................................... 17
   Section 8.1.              Exculpation............................................................. 17
   Section 8.2.              Indemnification......................................................... 18

                                                    ARTICLE IX
                                                   Miscellaneous..................................... 18
   Section 9.1.              Successors and Assigns.................................................. 18
   Section 9.2.              Amendments.............................................................. 18
   Section 9.3.              Notices................................................................. 19
   Section 9.4.              Benefit................................................................. 19
   Section 9.5.              Governing Law........................................................... 19


                                                     ARTICLE I
                                          Definitions and Interpretation

    Section 1.1.              Definitions and Interpretation.........................................  2


                                                    ARTICLE II
                                                Trust Indenture Act

    Section 2.1.              Trust Indenture Act; Application.......................................  5
    Section 2.2.              Lists of Holders of Trust Securities...................................  5
    Section 2.3.              Reports by the Capital Guarantee Trustee...............................  6
    Section 2.4.              Periodic Reports to Capital Guarantee Trustee..........................  6
    Section 2.5.              Evidence of Compliance with Conditions Precedent.......................  6
    Section 2.6.              Events of Default; Waiver..............................................  6
    Section 2.7.              Event of Default; Notice...............................................  7
    Section 2.8.              Conflicting Interests..................................................  7


                                                    ARTICLE III
                                            Power, Duties and Rights of
                                             Capital Guarantee Trustee

    Section 3.1.             Powers and Duties of the Capital Guarantee Trustee......................  7
    Section 3.2.             Certain Rights of Capital Guarantee Trustee.............................  9
    Section 3.3.             Not Responsible for Recitals or Issuance of Guarantee................... 12

                                                    ARTICLE IV
                                             Capital Guarantee Trustee

Section 4.1.                 Capital Guarantee Trustee; Eligibility.................................. 12
Section 4.2.                 Appointment Removal and Resignation of Capital Guarantee Trustees....... 13


                                                     ARTICLE V
                                                     Guarantee

Section 5.1.                 Guarantee............................................................... 13
Section 5.2.                 Subordination........................................................... 14
Section 5.3.                 Waiver of Notice and Demand............................................. 14
Section 5.4.                 Obligations Not Affected................................................ 14
Section 5.5.                 Rights of Holders....................................................... 15
Section 5.6.                 Guarantee of Payment.................................................... 15
Section 5.7.                 Subrogation............................................................. 16
Section 5.8.                 Independent Obligations................................................. 16


                                                    ARTICLE VI
                                     Limitation of Transactions; Subordination

Section 6.1.                 Limitation of Transactions.............................................. 16
Section 6.2.                 Ranking................................................................. 16


                                                    ARTICLE VII
                                                    Termination

Section 7.1.                 Termination............................................................. 17


                                                   ARTICLE VIII
                                                  Indemnification

Section 8.1.                 Exculpation............................................................. 17
Section 8.2.                 Indemnification......................................................... 18


                                                    ARTICLE IX
                                                   Miscellaneous

Section 9.1.                 Successors and Assigns.................................................. 18
Section 9.2.                 Amendments.............................................................. 18
Section 9.3.                 Notices................................................................. 19
Section 9.4.                 Benefit................................................................. 19
Section 9.5.                 Governing Law........................................................... 19

                    CAPITAL SECURITIES GUARANTEE AGREEMENT



            This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of January __, 1997, is executed and delivered by Great Western Financial Corporation, a Delaware corporation (the "Guarantor"), and The First National Bank of Chicago, as trustee (the "Capital Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Great Western Financial Trust II, a Delaware statutory business trust (the "Issuer").


                                   RECITALS

            WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January __, 1997, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof $165 million aggregate stated liquidation amount of Capital Securities designated the ____% Capital Securities, Series A (the "Capital Securities");

            WHEREAS, as incentive for the Holders (as hereinafter defined) to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

            WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee Agreement") with substantially identical terms to this Guarantee Agreement for the benefit of the holders of the Common Securities (as defined herein) except that if an Event of Default (as defined in the Indenture (as defined herein)), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments under this Guarantee Agreement.

            NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                                   ARTICLE I
                        Definitions and Interpretation

Section 1.1.    Definitions and Interpretation.
                ------------------------------

            In this Guarantee Agreement, unless the context otherwise requires:

   (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

   (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

   (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

   (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

   (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

   (f)      a reference to the singular includes the plural and vice versa.

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

            "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

            "Capital Guarantee Trustee" means The First National Bank of Chicago until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Capital Guarantee Trustee.

            "Common Securities" means the common securities representing undivided beneficial interests in the assets of the Issuer.

            "Covered Person" means any Holder or beneficial owner of Capital Securities.

            "Direction" by a Person means a written direction signed:

            (a) if the Person is a natural person by that Person; or

            (b) in any other case, in the name of such Person by one or more Authorized Officers of that Person.

            "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

            "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities to the extent the Issuer shall have received a payment of interest or principal on the Notes therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has received a payment of interest or principal or premium, if any, on the Notes with respect to any Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Notes to the Holders in exchange for Capital Securities as provided in the Declaration or the redemption of all of the Capital Securities upon the maturity or redemption of the Notes), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment to the extent the Issuer has received a payment on the Notes therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

            "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Capital Securities; provided, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

            "Indemnified Person" means the Capital Guarantee Trustee, any Affiliate of the Capital Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Capital Guarantee Trustee.

            "Indenture" means the Indenture dated as of September 12, 1990, as amended and supplemented by a First Supplemental Indenture, dated as of April 30, 1993, the Second Supplemental Indenture; dated as of December 6, 1995 and the Third Supplemental Indenture, dated as of January __, 1997, among the Note Issuer and Harris Trust and Savings Bank, as trustee, and any indenture supplemental thereto pursuant to which certain Notes are to be issued.

            "Majority in liquidation amount of the Trust Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Capital Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities.

            "Note Issuer" means the Guarantor in its capacity as issuer of the Notes.

            "Notes" means the subordinated debt securities of the Note Issuer issued pursuant to the Indenture and acquired by the Issuer.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Responsible Officer" means, with respect to the Capital Guarantee Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

            "Successor Capital Guarantee Trustee" means a successor Capital Guarantee Trustee possessing the qualifications to act as Capital Guarantee Trustee under Section 4.1.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, in effect at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trust Securities" means collectively the Common Securities and the Capital Securities.


                                  ARTICLE II
                              Trust Indenture Act

Section 2.1.   Trust Indenture Act; Application.
               --------------------------------
   (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

   (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such duties imposed by the Trust Indenture Act shall control.

Section 2.2.   Lists of Holders of Trust Securities.
               ------------------------------------
   (a) The Guarantor shall provide the Capital Guarantee Trustee with a list, in such form as the Capital Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of such date, (i) within 14 days after each record date for payment of distributions on the Capital Securities, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Guarantee Trustee provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Guarantee Trustee by the Guarantor. The Capital Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Capital Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

Section 2.3.  Reports by the Capital Guarantee Trustee.
              ----------------------------------------

            Within 60 days after May 15 of each year, the Capital Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

Section 2.4.  Periodic Reports to Capital Guarantee Trustee.
              ---------------------------------------------

            The Guarantor shall provide to the Capital Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Section 2.5.  Evidence of Compliance with Conditions Precedent.
              ------------------------------------------------

            The Guarantor shall provide to the Capital Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

Section 2.6.  Events of Default; Waiver.
              -------------------------

            The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

 Section 2.7.  Event of Default; Notice.
               ------------------------

     (a) The Capital Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Events of Default known to the Capital Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Capital Guarantee
                                        --------  ----
Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Capital Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

     (b) The Capital Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Guarantee Trustee shall have received written notice, or a Responsible Officer shall have obtained written notice, of such Event of Default.

 Section 2.8.  Conflicting Interests.
               ---------------------

     The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III
                          Power, Duties and Rights of
                           Capitalc Guarantee Trustee

 Section 3.1.  Powers and Duties of the Capital Guarantee Trustee.
               --------------------------------------------------

     (a) This Guarantee Agreement shall be held by the Capital Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Capital Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Guarantee Trustee on acceptance by such Successor Capital Guarantee Trustee of its appointment to act as Successor Capital Guarantee Trustee. The right, title and interest of the Capital Guarantee Trustee shall automatically vest in any Successor Capital Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Capital Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Capital Securities.

     (c) The Capital Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Capital Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Capital Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee Agreement shall be construed to relieve the Capital Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

             (A) the duties and obligations of the Capital Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Capital Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Capital Guarantee Trustee; and

            (B) in the absence of bad faith on the part of the Capital Guarantee Trustee, the Capital Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Guarantee Trustee, the Capital Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

        (ii) the Capital Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Guarantee Trustee, unless it shall be proved that the Capital Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

       (iii) the Capital Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee, or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Guarantee Agreement; and

        (iv) no provision of this Guarantee Agreement shall require the Capital Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 3.2.  Certain Rights of Capital Guarantee Trustee.
              -------------------------------------------

     (a) Subject to the provisions of Section 3.1:

         (i) The Capital Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

        (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by a Direction or an Officers' Certificate.

       (iii) Whenever, in the administration of this Guarantee Agreement, the Capital Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

        (iv) The Captial Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

         (v) The Captial Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

        (vi) The Capital Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Capital Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Capital Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

            (vii) The Capital Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Guarantee Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit.

           (viii) The Capital Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Capital Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

             (ix) Any action taken by the Capital Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Capital Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Capital Guarantee Trustee's or its agent's taking such action.

              (x) Whenever in the administration of this Guarantee Agreement the Capital Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Guarantee Trustee (i) may request instructions from the Holders of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

   (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Capital Guarantee
            Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Guarantee Trustee shall be construed to be a duty.

Section 3.3.   Not Responsible for Recitals or Issuance of Guarantee.
               -----------------------------------------------------

            The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Capital Guarantee Trustee does not assume any responsibility for their correctness. The Capital Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.


                                  ARTICLE IV
                           Capital Guarantee Trustee

Section 4.1.   Capital Guarantee Trustee; Eligibility.
               --------------------------------------

   (a)      There shall at all times be a Capital Guarantee Trustee which shall:

            (i)     not be an Affiliate of the Guarantor; and

           (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

   (b) If at any time the Capital Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

   (c) If the Capital Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 4.2.   Appointment Removal and Resignation of Capital Guarantee
               --------------------------------------------------------
               Trustees.
               --------

   (a) Subject to Section 4.2(b), the Capital Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

   (b) The Capital Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor.

   (c) The Capital Guarantee Trustee appointed to office shall hold office until a Successor Capital Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor and the resigning Capital Guarantee Trustee.

   (d) If no Successor Capital Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Capital Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Capital Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Guarantee Trustee.


                                   ARTICLE V
                                   Guarantee

Section 5.1.   Guarantee.
               ---------

            The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

Section 5.2.   Subordination.
               -------------

            If an Event of Default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments.

Section 5.3.   Waiver of Notice and Demand.
               ---------------------------

            The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.4.   Obligations Not Affected.
               ------------------------

            The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

   (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

   (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sums payable that results from the extension of any interest payment period on the Notes or any extension of the maturity date of the Notes permitted by the Indenture);

   (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

   (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

   (e)      invalidity of, or defect or deficiency in the Capital Securities;

   (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

   (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 5.5.   Rights of Holders.
               -----------------

   (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Capital Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Capital Guarantee Trustee under this Guarantee Agreement.

   (b) Any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Capital Guarantee Trustee or any other Person.

Section 5.6.   Guarantee of Payment.
               --------------------

            This Guarantee Agreement creates a guarantee of payment and not of collection.

Section 5.7.   Subrogation.
               -----------

            The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 5.8.   Independent Obligations.
               -----------------------

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.4 hereof.

                                  ARTICLE VI
                   Limitation of Transactions; Subordination

Section 6.1.   Limitation of Transactions.
               --------------------------

            So long as any Capital Securities remain outstanding, if there shall have occurred an Event of Default or an event of default under the Declaration, then (a) the Guarantor shall not, and shall cause any subsidiary of Guarantor that is not a wholly owned subsidiary of Guarantor not to, declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase or acquire or make a liquidation payment with respect to, any of its capital stock or the capital stock of any such subsidiary and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Notes, provided, that, the foregoing restriction in this Section 6.1(a) shall not apply to any stock dividends paid by Guarantor, or any of its subsidiaries, where the dividend stock is the same stock as that on which the dividend is being paid.

Section 6.2.   Ranking.
               -------

            This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (other than the Common Securities Guarantee or any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                  ARTICLE VII
                                  Termination

Section 7.1.   Termination.
               -----------

          This Guarantee Agreement shall terminate and the Guarantee will no longer be deemed to be outstanding upon (i) full payment of the Redemption Price of all Capital Securities, (ii) upon the distribution of the Notes to the Holders of all Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.


                                 ARTICLE VIII
                                Indemnification

Section 8.1.   Exculpation.
               -----------

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

Section 8.2.   Indemnification.
               ---------------

     (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

     (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of any undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).


                                  ARTICLE IX
                                 Miscellaneous

Section 9.1.   Successors and Assigns.
               ----------------------

          All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding.

Section 9.2.   Amendments.
               ----------

          Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least 66-2/3% in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Trust Securities apply to the giving of such approval.

Section 9.3.   Notices.
               -------

          All notices provided for in this Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail as follows:

     (a) If given to the Capital Guarantee Trustee, at the Capital Guarantee Trustee's mailing address set forth below (or such other address as the Capital Guarantee Trustee may give notice of to the Holders of the Capital Securities):

                    The First National Bank of Chicago
                    One First National Plaza, Suite 0126
                    Chicago, Illinois  60670-0126
                    Telecopy No. (312) 407-1708

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities):

                    Great Western Financial Corporation
                    9200 Oakdale Avenue
                    Chatsworth, California   91311
                    Telecopy No. (818) 775-3434

     (c) If given to any Holder of Capital Securities, at the address set forth in the books and records of the Issuer.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 9.4.   Benefit.
               -------

          This Guarantee Agreement is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

Section 9.5.   Governing Law.
               -------------

          THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                     GREAT WESTERN FINANCIAL CORPORATION



                                     By:
                                         -------------------------------
                                         Name:
                                         Title:



                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Capital Guarantee Trustee



                                     By:
                                         -------------------------------
                                         Name:
                                         Title:

                                      21